UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-A/A
(Amendment No.1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Man-AHL 130, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1676365
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Man Investments (USA) Corp. 123 North Wacker Drive 28th Floor Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
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Securities Act registration statement file number to which this form relates:  333-126172

Securities to be registered pursuant to Section 12(g) of the Act:

Class A and Class B Units of Limited Liability Company Interest

Preliminary Statement: This Amendment No. 1 to Form 8-A is for the sole purpose of correcting an incorrect reference on the facing page of the Registrant's Form 8-A filed on May 5, 2008.

Item 1.                                Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-126172) and in any form of prospectus supplement  subsequently filed is incorporated by reference into this registration statement.

Item 2.                                Exhibits.

The information required by this item is incorporated by reference to Registrant’s Amended and Restated Limited Liability Company Agreement, Registrant’s Subscription Requirements, and Registrant’s Investor Application Forms, included as Exhibits A, B and C to the Registrant’s Post-Effective Amendment No. 1 to Form S-1 dated October 16, 2007  (File No. 333-126172), in each case as may be subsequently amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 6, 2008	Man-AHL 130, LLC
By: Man Investments (USA) Corp.
Managing Member
/s/ Alicia B. Derrah ---------------------------------------------- By: Alicia B. Derrah Title: Chief Financial Officer